UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On June 9, 2016, Antero Resources Corporation (the “Company”) entered into a purchase and sale agreement with a third party (the “Purchase Agreement”) to acquire approximately 55,000 net acres located primarily in Wetzel, Tyler and Doddridge Counties, West Virginia, including approximately 14 MMcfe/d of net production (the “Acquisition”). Total consideration for the Acquisition at closing is expected to be approximately $450 million.

Until July 9, 2016, a third party has the right to sell its 19% average working interest in the acquired properties to the Company on the same terms (the “Tag Along Option”).  If the Tag Along Option is exercised by the third party, the Company will acquire approximately an additional 13,000 net acres and 3 MMcfe/d of net production for an additional estimated $110 million (the “Tag Along Acquisition”).

The consummation of the Acquisition is subject to the satisfaction of customary closing conditions, including, among other things, the absence of legal impediments prohibiting the Acquisition, the performance by the parties, in all material respects, of their respective covenants as set forth in the Purchase Agreement and the accuracy of certain of their respective representations and warranties as set forth in the Purchase Agreement. There can be no assurances that the Acquisition or the Tag Along Acquisition will be consummated or that the expected benefits of such acquisitions will be realized.

Cautionary Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal securities laws. The forward-looking statements contained herein include statements about the future closing of the Acquisition, including the satisfaction of closing conditions, including, among other things, the absence of legal impediments prohibiting the Acquisition, the performance by the parties, in all material respects, of their respective covenants as set forth in the Purchase Agreement and the accuracy of certain of their respective representations and warranties as set forth in the Purchase Agreement. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements.

The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, natural gas liquids and oil. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in Antero’s Annual Report on Form 10-K for the year ended December 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: June 9, 2016

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